SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ______________________________

                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 8, 2000



                             HEALTH & LEISURE, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


     Delaware                        0-15807                31-1190725
     --------                        -------                ----------
(State or other jurisdiction of    (Commission            (IRS Employer
incorporation)                     File Number)          Identification No.)

203 East Broad Street, Columbus, Ohio                         43215
-------------------------------------                         -----
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (614) 228-2225

Item 5   Other Events
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     On July 17, 2000, Health & Leisure,  Inc. (the "Company") announced that it had executed a non-binding letter of intent with BigPros, Inc. ("BigPros") pursuant to which the Company and BigPros agreed to pursue a transaction involving the combination of the Company and BigPros. The Company also stated, however, that there could be no assurance that the transaction contemplated by the letter of intent would be completed, in part because the Company and BigPros had not yet negotiated and executed a definitive agreement.

     After the execution of the letter of intent, the Company and BigPros entered into extensive negotiations in an effort to complete the transaction contemplated by the letter of intent. As a result of these negotiations, on October 6, 2000, the Company and BigPros, along with other parties, entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement, as amended, provided for the deposit into escrow of the consideration for the merger on or before November 28, 2000. The amended Merger Agreement also allowed the Company to terminate the Merger Agreement unilaterally on November 30, 2000, if the merger consideration was not deposited in escrow on or before the November 28, 2000, deadline.

     The merger consideration was not deposited in escrow on or before November 28, 2000. Moreover, the Company had no reasonable basis to believe that the merger consideration would be deposited in escrow within a reasonable period of time. As a result, on December 8, 2000, the Company notified BigPros and the others involved in the transaction that the Company had exercised its right to terminate the Merger Agreement, effective immediately. As a result, although the Company has not foreclosed the possibility of entering into a transaction with BigPros at some point in the future, the Company is not currently pursuing the transaction contemplated by the July 17, 2000 letter of intent.

     Safe Harbor Statement: Statements in this release which relate to other than strictly historical facts, including statements regarding the possibility of a renewal of negotiations between the Company and BigPros, are forward-looking statements. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors. Health & Leisure Inc. undertakes no obligations to publicly update or revise such statements.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HEALTH & LEISURE, INC.



Date:  December 15, 2000                    By /s/  Robert M. Feldman
                                               ----------------------
                                            Robert M. Feldman
                                            President